EXHIBIT 21

Schedule of Subsidiaries of the Company

Name	Doing Business As	% of Ownership	Place of Incorporation

Administradora Soal S.A. de C.V.		100%	Mexico

America’s Body Company Holdings, Inc.		100%	Ohio

America’s Body Company, Inc.	ABC	100%	Delaware

	America’s Body Company

	America’s Body Company, Inc, a Corporation of Delaware

	Buckeye Truck Equipment

	Great Lakes Truck Equipment

	Independence Truck Equipment

	Liberty Truck Equipment

	Phoenix Manufacturing Incorporated

	Phoenix Truck Equipment

Askona Block LLC		100%	Russia

Block Russian Holdings, Inc.		100%	Delaware

Buffalo Batt & Felt, LLC		100%	Delaware

Changsha Pangeo Cable Industries, Ltd.[1]		60%	China

China Display Fixture (Kunshan) Co. Ltd.		100%	China

Collier-Keyworth, LLC		100%	North Carolina

Commercial Vehicle Products - Dealer Group, LLC		100%	Delaware

Consorcio Industrial Serrano, S.A. de C.V.		100%	Mexico

Crest-Foam Corp.	Edison Foam Processing Corp.	100%	New Jersey

	Healthy Sleeper

	No Sag Foam Products Company

	S.C.S.

	Sleep Comfort Systems by Leggett & Platt

D.T.A. Comercializaciones, S.A. de C.V.		100%	Mexico

De Todo en Alambre de Aguascalientes, S.A. de C.V.		100%	Mexico

DisplayPlan Limited		100%	United Kingdom

Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware

Duro Metal Manufacturing, Inc.		100%	Texas

Edmund Bell & Co., Limited		100%	United Kingdom

Fides s.r.l.		100%	Italy

Flex-O-Lators, Incorporated		100%	Missouri

Fo Shan City Nan Hai Chieng Yeng Plastic & Hardware Product Co., Ltd.[2]		80%	China

Name	Doing Business As	% of Ownership	Place of Incorporation

Fo Shan City Nan Hai Wei Quan Metal Founded Co., Ltd.[2]		80%	China

Foothills Manufacturing Company		100%	North Carolina

Fremont Wire Company		100%	Indiana

Gamber-Johnson, LLC		100%	Wisconsin

Gateway (Textiles) Limited		100%	United Kingdom

Gateway Holdings Limited		100%	United Kingdom

Gateway Iberica S.r.l.		85%	Spain

Greenvision North America, LLC		100%	Delaware

Guangdong Zhaoqing L&V Co. Ltd. [3]		60%	China

Hanes CNC Services Co.		100%	North Carolina

Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware

	Hanes Companies

	Hanes Converting Company

	Hanes Fabrics Company

	Hanes Trading Company

Hanes Companies Foundation		100%	North Carolina

Hanes Companies, Inc.	Attila Environmental Products	100%	North Carolina

	Hanes Companies, Inc. of North Carolina

	Hanes Converting Company

	Hanes Dye & Finishing Division

	Hanes Dye & Finishing Division, Inc.

	Hanes Fabrics Company

	Hanes Industries Division

	Hanes Industries Division, Inc.

	Hanes Industries Engineered Materials

	HCI Converting Company

	Ikex

	Jarex

	VWR Textiles & Supplies Inc.

	Webtec

	West End Textiles Company

Hong Kong Veilon Limited		60%	Hong Kong

Innovatech International S.A.		100%	Greece

Inter-Spring Limited		100%	United Kingdom

Name	Doing Business As	% of Ownership	Place of Incorporation

J.A. Wilson Display Ltd./Les Etalages J.A. Wilson Ltee	Fiber-Coaters	100%	Canada

	Impact Wire

	J.A. Wilson Display

	Les Etalages J.A. Wilson

	Wilson Display

Japenamelac Corp.		100%	Massachusetts

Jiangyan Intes Special Textile Co. Ltd.		50%	China

JP&S Limited		100%	United Kingdom

Kelmax Lopez Manufacturing, S.A. de C.V.		100%	Mexico

Knitmasters, LLC		50%	Delaware

Kovrov Russian Holdings, Inc.		100%	Delaware

L and G Acquisition Company, LLC		100%	Delaware

L and P Mexico, S.A. de C.V.	L and P Mexico, Incorporated	100%	Mexico

L and P Springs South Africa (Pty) Ltd.		100%	S. Africa

L&P (Australia) Acquisition Co. No. 1 Pty Ltd		100%	Australia

L&P (Germany) Property Management GmbH & Co. KG		100%	Germany

L&P Acquisition Company - 38		100%	Illinois

L&P Acquisition Company - 44		100%	Delaware

L&P Acquisition Company - 58		100%	Delaware

L&P Acquisition Company - 59		100%	Delaware

L&P Acquisition Company - 61		100%	Delaware

L&P Acquisition Company - 62		100%	Delaware

L&P Acquisition Company - 63		100%	Delaware

L&P Acquisition Company - 64		100%	Delaware

L&P Acquisition Company - 65		100%	Delaware

L&P Acquisition LLC - 5	Leggett & Platt Cape Girardeau	100%	Delaware

	Leggett & Platt Carpet Cushion

L&P Acquisition LLC - 11		100%	Delaware

L&P Acquisition LLC - 12		100%	Delaware

L&P Acquisition LLC - 13		100%	Delaware

L&P Acquisition LLC - 14		100%	Delaware

L&P Acquisition LLC - 15		100%	Delaware

L&P Acquisition LLC - 56	Orthomatic	100%	Delaware

L&P Aluminum Holdings, LLC		100%	Delaware

L&P Automotive (Korea) Co., Ltd.		100%	South Korea

L&P Automotive Europe GmbH		100%	Germany

L&P Automotive Europe Headquarters GmbH		100%	Germany

Name	Doing Business As	% of Ownership	Place of Incorporation

L&P Automotive Japan Ltd.		100%	Japan

L&P Denmark ApS		100%	Denmark

L&P Electric, Inc.	Leggett & Platt Electric, Inc.	100%	Delaware

L&P Europe Limited		100%	United Kingdom

L&P Europe SCS		100%	Luxembourg

L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH		100%	Germany

L&P Fahrzeug - Und Matratzenkomponenten GmbH & Co. KG		100%	Germany

L&P Financial Services Co.		100%	Delaware

L&P Holdings LLC		100%	Delaware

L&P Hungary Ltd.		100%	Hungary

L&P International Holdings Company		100%	Delaware

L&P Manufacturing, Inc.	Leggett & Platt Aluminum Group - Product Technologies	100%	Delaware

	Product Technologies

	Steadley Company

L&P Materials Manufacturing, Inc.	Adcom Wire Company	100%	Delaware

	American NonSlip Products

	Consumer Products Group

	KLM Industries

	Leggett & Platt Coated Fabrics Division

	Mary Ann Industries

	Rug Hold

	Vantage Industries

L&P Netherlands Holdings B.V.		100%	Netherlands

L&P Polyester Fibers, LLC		100%	Delaware

L&P Property Foremost Industrial Park LLC		100%	Michigan

L&P Property Management Company	Consumer Products Group	100%	Delaware

	IDEA Center

	L&P PMC, Inc.

	Leggett & Platt Carpet Cushion

	Leggett & Platt, West Coast Furniture Division

L&P Somappa Comfort Systems (India) Private Limited		80%	India

L&P Springs (Kovrov) LLC		100%	Russia

L&P Springs Denmark A/S		100%	Denmark

Name	Doing Business As	% of Ownership	Place of Incorporation

L&P Springs Deutschland GmbH		100%	Germany

L&P Springs Espana, S.L.		100%	Spain

L&P Swiss Holding Company		100%	Switzerland

L&P tehnologije d.o.o.		100%	Croatia

L&P Transportation LLC	Consumer Products Group	100%	Delaware

L&P Underlay Products, Inc.		100%	Delaware

L&P/Chieng Yeng Management Co. Limited		100%	Hong Kong

Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	100%	Delaware

Leggett & Platt (Alberta) Ltd.		100%	Canada

Leggett & Platt (Australia) Pty Ltd		100%	Australia

Leggett & Platt (Barbados) Ltd.		100%	Barbados

Leggett & Platt (Guang Zhou) Co. Ltd.		100%	China

Leggett & Platt (Jiaxing) Co. Ltd.		100%	China

Leggett & Platt (Ningbo) Mattress Machinery Co., Ltd.		100%	China

Leggett & Platt (Shanghai) Bedding Machinery Co. Ltd.		100%	China

Leggett & Platt (Shanghai) Co. Ltd.		100%	China

Leggett & Platt (Shanghai) Consulting Co. Ltd		100%	China

Leggett & Platt (Shanghai) Machinery Technology Co.		100%	China

Leggett & Platt (Southeast Asia) Pte Ltd.		100%	Singapore

Leggett & Platt (Taizhou) Co. Ltd.		100%	China

Leggett & Platt Administradora, S.A. de C.V.		100%	Mexico

Leggett & Platt Asia (HT) Limited		100%	Hong Kong

Leggett & Platt Asia Fixtures Limited		100%	Mauritius

Leggett & Platt Asia Holdings (Switzerland) GmbH		100%	Switzerland

Leggett & Platt Asia Limited		100%	Hong Kong

Leggett & Platt Asia Marketing, Inc.		100%	Delaware

Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware

Leggett & Platt Automotive Group de Mexico, S.A. de C.V.		100%	Mexico

Name	Doing Business As	% of Ownership	Place of Incorporation

Leggett & Platt Canada Co.	Bois-Aise de Roberval	100%	Canada

	Canadian Furniture

	Conestogo Plastics

	Crown North America

	Crown-VMS

	Design Fabricators

	Design Fabricators/Fabricants de Design

	Excell Store Fixtures

	Globe Spring

	Globe Spring & Cushion Company

	Gor-don Metal Products

	H. Adler Textiles

	Hanes Geo Components

	Hanes Geo Components/Geocomposites Hanes

	L&P Plastics

	Leggettwood

	Leggettwood, Roberval

	Leggettwood, St-Germain

	Leggettwood, St-Nicholas

	Lenrod Industries

	Lenrod Industries, a Division of Leggett & Platt Canada Co.

	Les Bois Blanchet

	Les Industries Lenrod

	Les Industries Lenrod, une Division de Societe L&P Canada

	Les Textiles H. Adler

	Masterack/Crown

	No-Sag Spring Company

	Northfield Metal Products

	Paris Spring

	Plastiques L et P

	Rothtex

	Slot All

	Slotex

	Spruceland Forest Products

	The Strip Maker

	Vehicle Management Systems

	VMS

	Weber Plastics Co.

	Westex

	Westex International

	Wiz Wire and Spring

Name	Doing Business As	% of Ownership	Place of Incorporation

Leggett & Platt Canada Finance Ltd.		100%	Canada

Leggett & Platt Changsha Conduit Industries Ltd.[4]		60%	China

Leggett & Platt Components (Australia) Pty Ltd		100%	Australia

Leggett & Platt Components Company, Inc.	Cameo Fibers	100%	Delaware

	Cumulus Fibres

	Everwood Products

	L&P Carpet Cushion Division

	Matrex Furniture Components, Inc.

	SEMCO

	SEMCO, a Leggett & Platt Company

	Sterling & Adams Bentwood

	Universal Stainless, Inc.

Leggett & Platt Components Europe Limited	Wellhouse	100%	United Kingdom

	Wellhouse Wire Products

Leggett & Platt de Mexico, S.A. de C.V.	Leggett & Platt de Mexico, Incorporated	100%	Mexico

Leggett & Platt do Brasil Ltda.		100%	Brazil

Leggett & Platt Eastern Europe LLC		100%	Russia

Leggett & Platt Europe Finance SCS		100%	Luxembourg

Leggett & Platt France		100%	France

Leggett & Platt Industry (Huizhou) Co Ltd		100%	China

Leggett & Platt International Service Corporation		100%	Delaware

Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China

Leggett & Platt Korea, Ltd.		100%	South Korea

Leggett & Platt Luxembourg Finance Company Sarl		100%	Luxembourg

Leggett & Platt Luxembourg Holdings S.a.r.l.		100%	Luxembourg

Leggett & Platt Luxembourg Sarl		100%	Luxembourg

Leggett & Platt Middle East, Incorporated		100%	Delaware

Legett & Platt Office Components International S.r.l.		100%	Italy

Leggett & Platt Residencial, S.A. de C.V.		100%	Mexico

Leggett & Platt Servicios Comerciales, S.A. de C.V.		100%	Mexico

Leggett & Platt Servicios de Manufactura S.A. de C.V.		100%	Mexico

Name	Doing Business As	% of Ownership	Place of Incorporation

Leggett & Platt Servicios Ejecutivos, S.A. de C.V.		100%	Mexico

Leggett & Platt Servicios Productivos S.A. de C.V.		100%	Mexico

Leggett & Platt Servicios, S.A. de C.V.		100%	Mexico

Leggett & Platt Tax Partnership		100%	Missouri

Leggett & Platt Turkey, Inc.		100%	Delaware

Leggett & Platt UK Limited		100%	United Kingdom

Lone Star Geo Products, LLC	Hanes Geo Components	100%	Delaware

LPAG China, Inc.		100%	Delaware

Masterack International Limited		100%	United Kingdom

Masterack Latinoamerica, S.A. de C.V.		100%	Mexico

Met Displays, Inc.		100%	Illinois

Metal Bed Rail Company, Inc.		100%	North Carolina

Metrock Steel & Wire Company, Inc.		100%	Alabama

Middletown Manufacturing Company		100%	Kentucky

MPI (A Leggett & Platt Company), Inc.		100%	Texas

MPI, Inc.		100%	Mississippi

MZM Wire S.A. de C.V.		100%	Mexico

MZM, S.A. de C.V.		100%	Mexico

Nagle Industries, Inc.		100%	Michigan

Nahtec L&P GmbH		100%	Germany

National Fibers Company		100%	Tennessee

Nestaway, LLC		100%	Delaware

Northeastern Components (International) Ltd.		100%	United Kingdom

Omni First Corp.		100%	Delaware

Pace Industries de Chihuahua, S.A. de C.V.		99.998%	Mexico

Pace Industries de Mexico, S.A. de C.V.		99.998%	Mexico

Pace Industries of Mexico, L.L.C.		100%	Delaware

Name	Doing Business As	% of Ownership	Place of Incorporation

Pace Industries, Inc.	Airo Die Casting, Inc.	100%	Arkansas

	Airo Die Casting, Inc. - A Leggett & Platt Company

	Leggett & Platt Aluminum Group - Airo

	Leggett & Platt Aluminum Group - Fayetteville

	Leggett & Platt Aluminum Group - Midland Warehouse

	Leggett & Platt Aluminum Group - Monroe City

	Leggett & Platt Aluminum Group - Pace Harrison

	Leggett & Platt Aluminum Group - Patterson Mold

	Leggett & Platt Aluminum Group - Patterson Tool

	Leggett & Platt Aluminum Group - Precision Industries

	Leggett & Platt Aluminum Group - St. Paul Metalcraft

	St. Paul Metalcraft, Inc.

Pangeo Cable Industries, Ltd. [1]		60%	Canada

Parthenon Metal Works, Inc.		100%	Tennessee

Prodal Metalurgica Ltda.		100%	Brazil

Pullmaflex Benelux N.V.		100%	Belgium

Pullmaflex International B.V.		100%	Netherlands

Pullmaflex International Limited		100%	United Kingdom

Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa

Pullmaflex UK Limited		100%	United Kingdom

Schukra Acquisition Co. Inc.		100%	Canada

Schukra Berndorf Ges.m.b.H.		100%	Austria

SCHUKRA Holdings GmbH		100%	Austria

Schukra of North America Ltd.	Schukra Manufacturing	100%	Canada

SCHUKRA-Geratebau AG		100%	Austria

SCI Parent, Inc.		100%	Delaware

Solon Specialty Wire Co.		100%	Delaware

Southwest Carpet Pad, Inc.		100%	California

Sponge-Cushion, Inc.		100%	Illinois

Spuhl AG		100%	Switzerland

Sterling Steel Company, LLC		100%	Delaware

Storage Products Group, LLC		100%	Delaware

Suncoast Lots 579, LLC		100%	Florida

Technical Plastics Corporation		100%	Missouri

Name	Doing Business As	% of Ownership	Place of Incorporation

Unique Molded Products, Inc.		100%	Delaware

Vantage Industries, Inc.		100%	Georgia

Wichita Wire, Inc.		100%	Kansas

Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		80%	China

Wyn Products Pty Ltd		100%	Australia

1	Changsha Pangeo Cable Industries Ltd. Is a wholly-owned subsidiary of Pangeo Cable Industries Ltd., in which Leggett’s indirectly wholly-owned subsidiary, L&P Canada Co., holds a 60% interest.

2	Fo Shan City Nan Hai Chieng Yeng Plastic & Hardward Product Co., Ltd. and Fo Shan City Nan Hai Wei Quan Metal Founded Co. are wholly-owned subsidiaries of Chieng Yeng Ent. Co., Ltd., in which Leggett’s indirectly wholly-owned subsidiary, L&P/Chieng Yeng Management Co. Ltd., holds an 80% interest.

3	Guangdong Zhaoqing is a wholly-owned subsidiary of Hong Kong Veilon Limited, in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Asia Limited, holds 60% interest.

4	Changsha Conduit is a wholly-owned subsidiary of Pangeo Cable Industries Ltd, in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Canada Co. holds a 60% interest.